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                                                                    Exhibit 23.3


[LETTERHEAD OF STRADLEY RONON HOUSLEY KANTARIAN & BRONSTEIN, LLP]



June 21, 2000


We hereby consent to the filing of the form of federal tax opinion of this firm as Exhibit 8.2 to the Registration Statement on Form S-4 of Provident Bankshares Corporation (the "Registration Statement") to be filed with the Securities and Exchange Commission on June 21, 2000 and to all references made to such opinion and to this firm in the Registration Statement.


/s/ Stradley Ronon Housley Kantarian & Bronstein, LLP